EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Majesco Entertainment Company
We hereby consent to the incorporation by reference in this registration statement of Majesco Entertainment Company on Form S-8 of our report dated January 28, 2010 included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009.
/s/ Amper, Politziner & Mattia, LLP
July 7, 2010
Edison, New Jersey